UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2008
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 15, 2008, General Charles C. Krulak, a director of ConocoPhillips, notified the Company of his intent to retire as a director of the Company by not standing for re-election at the Company’s 2008 annual meeting of stockholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 15, 2008, our Board of Directors approved certain clarifying and administrative amendments to our By-Laws. The following summary of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated By-Laws filed as Exhibit 99.1 and incorporated by reference herein.
•	Article I, Section 1 was amended to provide the Company flexibility in determining the location of the Corporation’s registered office within the state of Delaware;
•	Article III, Section 4 was amended to prevent disruption to the operations of the Board of Directors while still affording a procedural safeguard to a minority of directors seeking to call a special meeting without the consent of the Chairman of the Board;
•	Article III, Section 12 was added to clarify the Board of Directors’ ability to ratify a transaction subject to a stockholder derivative claim which was not previously authorized as a result of a procedural error;
•	Article V, Section 3 was amended to permit authorized officers of the Company to issue lost certificates; and
•	Article VI, Section 1 was amended to update the permissible means of providing notice and clarify when notice is given.
     The By-Law amendments are effective as of February 15, 2008. A complete copy of our By-Laws, as amended, are attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	—	By-Laws of ConocoPhillips, as amended and restated on February 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Janet Langford Kelly
February 19, 2008	Janet Langford Kelly
Senior Vice President, General Counsel and Corporate Secretary